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                                                                     Exhibit 5


                 [Kaplan, Strangis & Kaplan KSK Letterhead]




                                                              November 7, 1994


Polaris Industries Inc.
1225 Highway 169 North
Minneapolis, Minnesota 55441

Gentlemen:

          We have acted as counsel to Polaris Industries Inc., a Minnesota corporation (the "Company"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the proposed issuance of up to 18,110,684 shares of the Company's Common Stock, par value (the "Common Stock"). The Common Stock is being registered in connection with the merger of PTP LP, an indirect wholly owned partnership subsidiary of the Company, with Polaris Industries Partnership L.P. (the ""Merger'') pursuant to an Agreement and Plan of Conversion between the Company and Polaris Industries Partners L.P., a Delaware Limited Partnership, dated as of September 29, 1994 (the ""Conversion Agreement''). The Common Stock is described in the Proxy Statement/Prospectus included in the Registration Statement to which this opinion is an exhibit.

          We have examined an executed copy of the Registration Statement (including the exhibits thereto), the Articles of Incorporation of the Company filed with the Secretary of State of the State of Minnesota (the "Articles") and such corporate records,


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Polaris Industries Inc.                     -2-               November 17, 1994


documents and other instruments and have made such other examinations and inquiries as we have deemed necessary to enable us to express the opinions set forth herein.

          Based upon the foregoing and subject to the qualifications and limitations stated herein, and assuming the effectiveness of the Registration Statement under the Act, we are of the opinion that:

     The shares of Common Stock issuable uponthe Merger have been duly authorized and, upon issuance, delivery and exchange as described in the Conversion Agreement, will be validly issued, fully paid and nonassessable.

          The opinions set forth herein relate solely to the laws of the State of Minnesota and the federal laws of the United States.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement.

                                              Very truly yours,
                                              Kaplan, Strangis & Kaplan, P.A.

                                              By
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